EXHIBIT 99.1
JOINT FILING AGREEMENT
January 8, 2009
          Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.
          IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

Date: January 8, 2009	CIC Partners Firm LP

	By: Name:	/s/ Fouad Bashour Fouad Bashour
	Title:	Director

Date: January 8, 2009	CIC Advantage Holdings LLC

	By: Name:	/s/ Fouad Bashour Fouad Bashour
	Title:	Director

Date: January 8, 2009	CAH Public GP LLC

	By:	CIC Advantage Holdings LLC (its sole member)

	By: Name:	/s/ Fouad Bashour Fouad Bashour
	Title:	Director

Date: January 8, 2009	CAH Public LP

	By:	CAH Public GP LLC (its general partner)

	By:	CIC Advantage Holdings LLC (its sole member)

	By: Name:	/s/ Fouad Bashour Fouad Bashour
	Title:	Director